UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 22, 2022

BrewBilt Brewing Company
(Exact name of registrant as specified in its charter)

Florida	000-53276	86-3424797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 205-3437

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2022, following the approval of the Board of Directors of BrewBilt Brewing Company, a Florida corporation (the “Company”), the Company filed Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-300 (the “Reverse Stock Split”) pursuant to Section 607.10025 of the Florida Business Corporation Act (the “FBCA”). Because the Reverse Stock Split also reduces the authorized shares of Common Stock in the same proportion as the Reverse Stock Split, from 15,000,000,000 shares to 50,000,000 shares, shareholder approval is not required to effect the Reverse Stock Split pursuant to Section 607.10025(2) of the FBCA.

A copy of the Articles of Amendment has been filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on the September 30, 2022 (the “Effective Date”), whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “BRBLD” for a period of 20 business days, after which the “D” will be removed from the trading symbol, which will revert to the original symbol of “BRBL”. In connection with the Reverse Stock Split, the CUSIP number for the Company’s Common Stock will change to 10756B209.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 300, rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who hold their shares in electronic form do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

New Horizon Transfer
215-515 West Pender Street
Vancouver, BC V6B 6H5
Canada
Phone: (604) 876-5526
Facsimile: (604) 876-5564

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 3.1	Articles of Amendment to the Articles of Incorporation of BrewBilt Brewing Company, as filed with the Secretary of State of the State of Florida on September 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Brewing Company

Date: September 28, 2022	By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer